Exhibit J

                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc. and to the use of our report dated June 12, 2002 on the financial statements and financial highlights of The Caldwell & Orkin Market Opportunity Fund, a series of shares of The Caldwell & Orkin Funds, Inc.  Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which is incorporated by reference in the Registration Statement.

                                                                         /s/ Tait, Weller & Baker

                                                                       TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 27, 2002